UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

inVentiv Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware	522181734
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

inVentiv Health Inc.

500 Atrium Drive

Somerset, NJ 08873

Phone: (800) 416-0555

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

R. Blane Walter

Chief Executive Officer

inVentiv Health, Inc.

500 Atrium Drive

Somerset, NJ 08873

Phone: (800) 416-0555

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth G. Alberstadt, Esq.

Akerman Senterfitt LLP

335 Madison Avenue, Suite 2600

New York, NY 10017

(212) 880-3800

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

inVentiv Health, Inc. (the “Registrant”) filed its Registration Statement on Form S-3, File No. 333-132483 (the “Registration Statement”) with the Securities and Exchange Commission to register an indeterminate number of shares of the Registrant’s common stock up to an indeterminate aggregate offering price.

On August 4, 2010, inVentiv Acquisition, Inc. (formerly Papillon Acquisition, Inc.), a Delaware corporation (“Mergerco”), merged with and into the Registrant (the “Merger”) pursuant to an Agreement and Plan of Merger, dated as of May 6, 2010, as amended, by and among inVentiv Group Holdings, Inc. (formerly Papillon Holdings, Inc.), a Delaware corporation, Mergerco and the Registrant. As a result of the Merger, the Registrant’s common stock will no longer be publicly traded. Accordingly, the Registrant wishes to terminate all offerings of its common stock pursuant to its existing registration statements, including the Registration Statement. The Registrant hereby removes from registration all shares of the Registrant’s common stock registered under the Registration Statement that remain unsold as of the date this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 is filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Somerset, State of New Jersey, on August 4, 2010.

INVENTIV HEALTH, INC.

By:	/s/ R. BLANE WALTER
R. Blane Walter, Chief Executive Officer & Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

August 4, 2010	/S/ R. BLANE WALTER
R. Blane Walter, Chief Executive Officer & Director (Principal Executive Officer)

August 4, 2010	/S/ DAVID BASSIN
David Bassin, Chief Financial Officer & Secretary (Principal Financial Officer)

August 4, 2010	/S/ NAT KRISHNAMURTI
Nat Krishnamurti, Chief Accounting Officer, Vice-President & Assistant Secretary (Principal Accounting Officer)

August 4, 2010	/S/ PAUL M. MEISTER
Paul M. Meister, Director

August 4, 2010	/S/ TODD M. ABBRECHT
Todd M. Abbrecht, Director

August 4, 2010	/S/ JOSHUA M. NELSON
Joshua M. Nelson, Director

August 4, 2010	/S/ ALEXANDRA L. DELAITE
Alexandra L. DeLaite, Director

August 4, 2010	/S/ LAURA A. GRATTAN
Laura A. Grattan, Director